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Merrill Lynch & Co., Inc.                                          Filed under Rule 424 (b)(3), Registration Statement No. 333-97937
$5,847,200,000                                                                 Pricing Supplement No. 10029 - dated February 5, 2003
Merill Lynch Notes Due Nine Months       (To prospectus dated September 25, 2002 and prospectus supplement dated September 25, 2002)
or More from Date of Issue

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 CUSIP         Aggregate        Price to        Purchasing          Interest Rate   Interest Payment    Stated Maturity   Survivor's
 Number     Principal Amount    Public(1)    Agent's Discount(1)      Per Annum         Frequency             Date          Option
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
5901M0BX6      $1,194,000        100.0%           1.0000%               3.60%            Monthly            2/11/2008         Yes

Redemption Information: Redeemable at the option of Merrill Lynch & Co., Inc. on 2/15/2004 and each Interest Payment Date thereafter, at a price equal to 100%.
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                                   Trade Date: Wednesday February 5, 2003                                        Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]   Issue Date: Monday February 10, 2003                                             Purchasing Agent
4 World Financial Center           Minimum Denominations/Increments: $1,000/$1,000                               Acting as Principal
New York, NY 10080                 Original Issue Discount: No
                                   All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                   Merrill Lynch DTC Participant Number: 5132

                                   (1) Expressed as a percentage of the aggregate principal amount.
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